Exhibit 99.1

News Release

IBIS TECHNOLOGY ANNOUNCES RESULTS OF  SPECIAL MEETING OF STOCKHOLDERS

DANVERS, Mass., February 2, 2009—Ibis Technology Corporation (IBIS.PK), today announced that it held its Special Meeting of Stockholders on Friday, January 30, 2009, at which the stockholders passed the proposal to approve and adopt a Plan of Complete Liquidation and Dissolution of the Company.  The Board of Directors of the Company anticipates meeting during the next two weeks in order to set a date to file Articles of Dissolution for the Company with the Commonwealth of Massachusetts, as well as to set a record date for determining which stockholders will be eligible to receive a liquidating distribution from the Company.

Company Contact:

William J. Schmidt

CFO & Treasurer

Ibis Technology Corporation

Phone: (978) 777-4247

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